Exhibit 99.3

PBF Logistics LP Announces Pricing of Upsized Offering of $350 Million of 6.875% Senior Notes Due 2023 at Par

PARSIPPANY, NJ – May 7, 2015 – PBF Logistics LP (NYSE: PBFX) and its wholly-owned subsidiary, PBF Logistics Finance Corporation, announced today the pricing of $350 million in aggregate principal amount of 6.875% senior notes due 2023 (the “2023 Notes”) at par. This represents an increase of $50 million over the aggregate principal amount previously announced. The initial purchasers in the offering agreed to purchase approximately $330.1 million aggregate principal amount of 2023 Notes and certain of PBF Energy Inc.’s officers and directors and their affiliates and family members agreed to purchase the remaining $19.9 million aggregate principal amount of 2023 Notes in a separate private placement transaction. The offering is expected to close on May 12, 2015, subject to customary closing conditions.

PBF Logistics intends to use the net proceeds from the offering to repay a portion of the outstanding balance under its revolving credit facility, to pay a portion of the cash consideration payable by PBF Logistics in the pending acquisition of the Delaware City Products Pipeline and Truck Rack from PBF Energy, and for general partnership purposes.

The 2023 Notes to be offered and sold have not been registered under the Securities Act, or any state securities laws, and unless so registered, the 2023 Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The 2023 Notes purchased by the initial purchasers will be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.

Cautionary Statement on Forward-Looking Statements

This press release includes statements regarding this private placement and the use of proceeds therefrom that may constitute forward-looking statements. Such forward-looking statements are subject to the general risks inherent in PBF Logistics’ business and are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control, including whether any definitive agreements will be entered into or closing conditions will be satisfied in connection with the proposed drop-down transaction, and whether the proposed drop-down transaction will occur on the anticipated timeframe, or at all. PBF Logistics’ expectations may or may not be realized or may be based upon assumptions or judgments that prove to be incorrect. Additional information relating to the uncertainties and other factors that can affect PBF Logistics’ business and future results are discussed in the “Risk Factors” section or other sections in PBF Logistics’ most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q filed on May 1, 2015 and other reports filed by PBF Logistics from time to time with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and PBF Logistics undertakes no obligation to (and expressly disclaims any obligation to) update or revise any forward-looking statement to reflect new information or events, other than as required by law.

PBF Logistics LP

PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

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Contacts:

Colin Murray (investors)

ir@pbfenergy.com

Tel: 973.455.7578

Michael C. Karlovich (media)

mediarelations@pbfenergy.com

Tel: 973.455.8994